SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): May 1, 2003



                           PAR TECHNOLOGY CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)



   Delaware                         1-9720                      16-1434688
   --------                         ------                      ----------
(State or other                (Commission File             (I.R.S. Employer
jurisdiction of                     Number)                  incorporation or
organization)                                             Identification Number)



    PAR Technology Park
    8383 Seneca Turnpike
    New Hartford, NY                                           13413-4991
    ----------------                                           ----------
   (Address of principal executive offices)                    (Zip Code)



       Registrant's telephone number, including area code: (315) 738-0600


                                 Not Applicable
                                 --------------
         (Former Name or Former Address, if changed since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


Exhibit Number                          Description
--------------                          -----------

     99.1                     Form of Press Release dated May 1, 2003




Item 9. Regulation FD Disclosure.

(a) The information contained in this Item 9 of the Current Report is intended to be furnished pursuant to "Item 12. Results of Operations and Financial Condition" of Form 8-K, but is instead furnished under "Item 9. Regulation FD Disclosure" of Form 8-K, in accordance with SEC Release Nos. 33-8216 and 34-47583.

(b) The information, including Exhibits attached hereto, in this Current Report is being furnished and shall not be deemed "filed" for the purposes of
     Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

(c) On May 1, 2003, PAR Technology Corporation issued a press release announcing its results of operation for the quarterly period ending March 31, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(d)  On May 1, 2003,  PAR  Technology  Corporation  held a conference  call with
     research   analysts.   During  that   conference   call,   PAR   Technology
     Corporation's executive officers made the following material statements:


                        Investor's Telcom April 29, 2003

For the first quarter, revenues from continuing operations were $30.5 million, a 9.4% decrease from the $33.7 million reported for the same period in 2002. Income from continuing operations for the period was $256,000 or 3 cents per diluted share in 2003 compared to the $832 million or 10 cents per diluted share reported last year.

When discontinued operations are included, EPS for the period was 3 cents per diluted share compared to 6 cents per diluted share reported last year.

The reason for the revenue and earnings decline relate primarily to a slow down in sales to our traditional restaurant accounts, McDonald's and YUM Brands.

                                     REVENUE

PRODUCT  REVENUE
Product Revenue for the quarter was $12.4M down 19.9% compared to the first quarter of in 2002. Contributing to this decline were reduced sales to McDonald's and YUM Brands.

The decrease did not come as a surprise, since last month we announced that we anticipated this slow down particularly as it relates to McDonald's.

The McDonald's slow down was attributed to delayed buying decisions by franchisees while the new McD management team studied various strategic options including the reversal of an earlier announcement to subsidize the cost of upgrading franchisee stores. Earlier this month, McDonald's announced its strategy which among other things focuses on improvement of store operations but severely limits the upgrade program to only 1000 stores this year. The impact of this strategy on POS sales is not yet totally clear. We do expect clarification soon and - on a positive note, we have seen sales improve dramatically over the past few weeks but still running somewhat below plan. As a consequence of this confused situation, we have decided to reduce our McDonald's sales plan for the year.

In the case of the YUM Brands decline; last year we benefited from a very large sale to Harmans Corporation, KFC's largest franchisee. This year in Q1 our YUM business was ahead of plan! We fully expect this trend to continue and thus anticipate beating our internal YUM plan for the year.

SERVICE REVENUE
Service revenue for the quarter was $8.5M, down 3.8% compared to Q1 of last year. This decline was caused primarily by lower installation revenue associated with fewer installs this year vs last.

CONTRACT REVENUE
Contract revenue was up 2.3% to $9.7M for the quarter. This increase was slightly below plan due to 2 factors:

o First we experienced slower than anticipated build up under some new IT telecommunications outsourcing contracts and

o Second, a slow down in government funding for our Logistic Management business unit.

                                     MARGINS

PRODUCT MARGINS
Product margins for the quarter were 34.7%, up significantly from 30.6% a year ago. This improvement was primarily the result of greater software content in our product mix.

SERVICE MARGINS
Service margins were down to 15.4% vs 18.1% a year ago. This decline is attributed substantially to installation inefficiencies caused by lower than anticipated installation requirements.

CONTRACT MARGINS
Contract margins were lower than average at 4.6 % compared to 5.3% last year. Margins were impacted by start up costs on new contracts and are expected to average out for the year in the 5 to 6% range.

                                    EXPENSES

Selling, general and administrative (S,G&A) expenses for the quarter were $4.4M up 5.3% compared to Q1 of 2002. Research and Development (R&D) expense was $1.2M down 18.9% for a year ago. Neither of these changes are considered significant as they were the result of expense timing. We expect both S,G&A and R&D expenses to be essentially unchanged in 2003 as compared to 2002.


99.1     Press Release dated May 1, 2003.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            PAR TECHNOLOGY CORPORATION
                                            --------------------------
                                                   (Registrant)




Date:  May 6, 2003


                                         /s/RONALD J. CASCIANO
                                         ---------------------------------------
                                         Ronald J. Casciano
                                         Vice President, Chief Financial Officer
                                         and Treasurer

                                  EXHIBIT INDEX


Exhibit Number                        Description
--------------                        -----------

   99.1                       Press Release dated May 1, 2003.

Exhibit 99.1



                           PAR TECHNOLOGY CORPORATION
                           --------------------------
                         -REPORTS FIRST QUARTER RESULTS-

             NEW HARTFORD, NY, PAR TECHNOLOGY CORPORATION (NYSE:PTC)

New Hartford, NY--May 1, 2003-PAR Technology Corporation (NYSE:PTC) today announced results from continuing operations for the first quarter ended March 31, 2003.

PAR reported first quarter revenues of $30.5 million, a 9% decrease over the $33.7 million reported in the same period a year ago. Income from continuing operations for the first quarter was $256,000 compared with $832,000 reported in the first quarter of 2002. The Company reported diluted earnings per share from continuing operations of $0.03 for the first quarter of 2003, compared to diluted earnings per share of $0.10 for the first quarter of last year. Net income for the first quarter 2003 was $229,000 or $0.03 diluted earnings per share. This compares to $511,000 net income and $0.06 diluted earnings per share in the first quarter 2002.

As discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, the results for the first quarter of 2002 have been restated to reflect the change in the Company's revenue recognition policy.

"We are encouraged by our results in the first quarter. Despite an unprecedented combination of challenging factors, including seasonal weakness, geopolitical issues and a struggling economy, we maintained our focus on continuing our excellence in systems quality, functionality, and customer service," stated John
W. Sammon, PAR Chairman and CEO. "We continued our strategy of growing our business outside of our traditional foodservice market with contract wins with Loews Cineplex and Steiner Leisure this past quarter."

"As expected, product sales were lower in the first quarter this year due to the reduced capital expenditures of our customers compared with last year. Given the current market conditions, we are taking measures that will streamline our costs in the coming quarters to more closely match sales volume. In addition, our financial position remains strong with positive cash flows and solid liquidity providing us with the resources to support our business and build operations as the economy improves."

Commenting on the outlook for 2003, Sammon went on to say, "We will continue to concentrate on being a leader in the market segments in which the Company operates. Our core government business will show strong growth in both our applied technology sector as well as in the outsourcing of military telecommunication facility operation segment. We expect the hospitality segment will likely be challenged by the U.S. economy for another quarter due to current economic situations with significant improvement in the second half. PAR's Logistics Management business will experience a hiatus of funding the second half of this year, and we will make business decisions accordingly during this brief lapse of funding. Our conservative outlook for the year continues to be moderate revenue and earnings growth."

This release contains forward-looking statements concerning the Company's strategic plans, market opportunities, cash flows, liquidity, and future growth. These forward looking statements are neither promises nor guarantees but are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward looking statements, including without limitation, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company's products, risks of downturns in economic conditions generally, and in the quick service sector of the restaurant market specifically, risks of intellectual property rights and litigation, risks associated with foreign sales and high customer concentration and other risks detailed in the Company's filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on these statements, which are currently only as of the date of this release. The Company disclaims any obligation to update or supplement these statements as a result of changing circumstances or otherwise.

ABOUT PAR TECHNOLOGY PAR Technology Corporation develops, markets and supports hardware and software products that improve the ability of business professionals to make timely, fact-based business decisions. The Company is the world's largest supplier of Point-of-Sale systems to the quick service restaurant market with over 30,000 systems installed in over 95 countries. In addition PAR is a leader in providing computer based system design and engineering services to the Department of Defense and Federal Government Agencies. PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PTC. For additional information visit PAR's website at www.partech.com.

                   PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                       (In Thousands Except Share Amounts)


                                                        (Unaudited)
                                                          March 31, December 31,
                                                            2003       2002
Assets                                                   ---------  -----------
Current Assets:
     Cash ............................................    $  1,578     $    490
     Accounts receivable-net .........................      24,242       25,843
     Inventories .....................................      33,641       34,274
     Deferred income taxes ...........................       5,883        5,766
     Other current assets ............................       2,506        2,638
     Total assets of discontinued operation ..........          26           59
                                                          --------     --------
         Total current assets ........................      67,876       69,070

Property, plant and equipment - net ..................       8,089        8,455
Deferred income taxes ................................       4,272        4,386
Other assets .........................................       3,150        3,211
                                                          --------     --------
                                                          $ 83,387     $ 85,122
                                                          ========     ========
Liabilities and Shareholders' Equity
Current Liabilities:
     Notes payable ...................................    $ 10,145     $  9,634
     Accounts payable ................................       5,853        8,371
     Accrued salaries and benefits ...................       4,054        4,615
     Accrued expenses ................................       2,163        2,077
     Deferred service revenue ........................       7,122        6,704
     Total liabilities of discontinued operation .....         290          342
                                                          --------     --------
         Total current liabilities ...................      29,627       31,743
                                                          --------     --------
Long term debt .......................................       2,159        2,181
                                                          --------     --------
Shareholder' Equity:
     Preferred stock, $.02 par value,
       1,000,000 shares authorized; ..................           -            -
     Common stock, $.02 par value,
       19,000,000 shares authorized;
       9,791,187 and 9,770,262 shares issued
       8,380,500 and 8,359,575 outstanding ...........         196          195
     Capital in excess of par value ..................      28,993       28,926
     Retained earnings ...............................      30,175       29,946
     Accumulative comprehensive income ...............        (710)        (816)
     Treasury stock, at cost, 1,410,687 ..............      (7,053)      (7,053)
                                                          --------     --------
         Total shareholders' equity ..................      51,601       51,198
                                                          --------     --------
                                                          $ 83,387     $ 85,122
                                                          ========     ========

                   PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                     (In Thousands Except Per Share Amounts)

                                                                (Unaudited)
                                                           For the three months
                                                              ended March 31,
                                                          ----------------------
                                                                       Restated
                                                            2003          2002
                                                          -------       -------
Net revenues:
     Product .......................................     $ 12,353      $ 15,416
     Service .......................................        8,469         8,800
     Contract ......................................        9,720         9,499
                                                         --------      --------
                                                           30,542        33,715
                                                         --------      --------
Costs of sales:
     Product .......................................        8,062        10,699
     Service .......................................        7,167         7,207
     Contract ......................................        9,272         8,991
                                                         --------      --------
                                                           24,501        26,897
                                                         --------      --------
           Gross margin ............................        6,041         6,818
                                                         --------      --------
Operating expenses:
     Selling, general and administrative ...........        4,411         4,188
     Research and development ......................        1,159         1,429
                                                         --------      --------
                                                            5,570         5,617
                                                         --------      --------
Operating income from continuing operations ........          471         1,201
Other income, net ..................................           76           129
Interest expense ...................................         (143)         (217)
                                                         --------      --------

Income from continuing operations
  before provision for income taxes ................          404         1,113
Provision for income taxes .........................         (148)         (281)
                                                         --------      --------
Income from continuing operations ..................          256           832
                                                         --------      --------
Discontinued operations:
     Loss from operations of
        discontinued component .....................          (42)         (430)
     Income tax benefit ............................           15           109
                                                         --------      --------
     Loss on discontinued operations ...............          (27)         (321)
                                                         --------      --------
Net income .........................................     $    229      $    511
                                                         ========      ========

                   PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Continued)
                     (In Thousands Except Per Share Amounts)


                                                              (Unaudited)
                                                         For the three months
                                                            ended March 31,
                                                       -----------------------
                                                                     Restated
                                                          2003         2002
                                                          ----         ----
Basic:
     Income from continuing operations ..........      $    .03      $     .11
     Loss from discontinued operations ..........      $    --       $    (.04)
        Net income ..............................      $    .03      $     .06

Diluted:
     Income from continuing operations ..........      $    .03      $     .10
     Loss from discontinued operations ..........      $    --       $    (.04)
        Net income ..............................      $    .03      $     .06

Weighted average shares outstanding
     Basic ......................................         8,373          7,881
                                                       ========      =========
     Diluted ....................................         8,767          7,998
                                                       ========      =========